UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:    April 28, 2008

(Date of earliest event reported)

US GEOTHERMAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706

(Address of principal executive offices)

208-424-1027

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2008, U.S. Geothermal Inc. (the “Company”) entered into an underwriting agreement, with Clarus Securities Inc., Toll Cross Securities Inc. and Loewen Ondaatje McCutcheon Limited (collectively, the “Underwriters”) pursuant to which the Underwriters agreed to purchase 4,260,000 units (“Units”) of the Company, on an underwritten private placement basis at a price of Cdn$2.35 per Unit to raise gross proceeds of Cdn$10,011,000. Each Unit consisting of one share of common stock of the Company and one-half of a common stock purchase warrant. Each whole common stock purchase warrant (a “Warrant”) entitles the holder to acquire one share of common stock of the Company at an exercise price of US$3.00 for 24 months following closing. The Underwriters exercised their option, to purchase an additional 2,122,500 Units at the issue price for aggregate gross proceeds of Cdn$14,998,875.00. The Underwriting Agreement is attached as Exhibit 10.1 to this report.

Effective April 28, 2008, the Company entered into subscription agreements with subscribers in the private placement. Pursuant to the terms of the subscription agreement, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission no later than September 29, 2008 and use commercially reasonable efforts to cause it to become effective and remain effective for two years. In the event the registration statement is not effective within five months following closing, the purchasers are entitled to receive one tenth (0.10) of a share of common stock for each Unit purchased in the offering.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed on Form 8-Ks filed on April 1, 2008 and April 7, 2008, U.S. Geothermal Inc. (the “Company”) through its wholly-owned subsidiary, U.S. Geothermal, Inc. an Idaho corporation, entered into an Asset Purchase Agreement dated as of March 31, 2008 with Michael B. Stewart, individually, and Empire Geothermal Power LLC (“Empire”, together with Mr. Stewart, “Seller”) and a Water Rights Permits Purchase Agreement dated as of March 31, 2008 with Mr. Stewart, to acquire a 3.6-megawatt operating geothermal power plant and approximately 28,358 acres (44.3 square miles) of geothermal energy leases and certain ground water rights all located north of Reno Nevada. Such agreements were filed as exhibits on the Form 8-K filed on April 7, 2008. The power plant is comprised of four binary cycle units, a wet cooling tower and nine geothermal wells developed in a proven geothermal reservoir.

The asset purchase transaction (the “Transaction”) contemplated by the Asset Purchase Agreement and Water Rights Permits Purchase Agreement was completed in two closings. The first closing occurred on April 1, 2008 and consisted of the transfer of approximately 18,000 acres of undeveloped U.S. Bureau of Land Management (“BLM”) geothermal leases and certain ground water rights. The second closing occurred on April 30, 2008 and transferred the existing geothermal power plant and the balance of the geothermal leases. The geothermal leases transferred in the second closing relate to the power plant and include private and BLM leases. The total Transaction purchase price is US$16.62 million. A US$11.3 million payment was made at the time of the first closing and an additional payment of US$5.32 million was paid at the second closing. The assets relating to the existing geothermal power plant were transferred to USG Nevada LLC, a wholly-owned limited liability company of the Company. The Company took the assets subject to a contract to sell certain limited amounts of geothermal fluid to a third party with respect to an agricultural operation which is not currently operating. The assets were transferred free of liens.

At the second closing, an existing third party project loan that was secured by the power plant and its associated geothermal leases was paid in full.

The Transaction assets are comprised of two locations: the San Emidio assets and the Granite Creek assets. The San Emidio assets are located in the San Emidio Desert, Washoe County, Nevada and include the geothermal power plant project, approximately 22,944 acres (35.9 square miles) of geothermal leases, and ground water rights used for cooling water. The Granite Creek assets are comprised of approximately 5,414 acres (8.5 square miles) of BLM geothermal leases located about 6 miles north of Gerlach, Nevada along a geologic structure known to host geothermal features including the Great Boiling Spring and the Fly Ranch Geyser.

The 3.6-megawatt geothermal power plant has been producing power since 1987 with current production delivering approximately 4,000 gallons per minute of 290 F geothermal fluids to the plant. The project sells electricity to Sierra Pacific Power Corp. (“Sierra”) under an existing power purchase agreement that extends through 2017. A March 2008 resource assessment of the San Emidio geothermal leases by independent experts Susan Petty and Dennis Trexler of Black Mountain Technology shows a total resource of 44 megawatts with a 90% probability factor. Based on the known 21-year historical production data from the existing reservoir, it is expected that by drilling a number of new production and injection wells the resource area can be expanded. The geothermal resource is shallow relative to other properties currently held by U.S. Geothermal.

In connection with this Transaction, the Company has also negotiated to reduce an existing third party royalty from 12.5% to 1.75% of the gross power plant revenue associated with the existing production wells under a primary geothermal lease. The royalty rate reduction applies to the existing 3.6-megawatt power plant and any future development on the private lease, and became effective at the time of the second closing. In exchange, the Company has agreed to issue 290,000 shares of its common stock to the lessor, The Kosmos Company. The shares will not be registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

U.S. Geothermal has prepared a preliminary 27-megawatt development plan for the San Emidio geothermal resource area. The US$75 to US$85 million plan calls for the construction of twin binary cycle plants, similar in efficiency to the 13-megawatt plant recently constructed at Raft River Unit I. It is anticipated that the current well field could provide approximately 75% of the geothermal fluid requirement for one replacement plant and an expanded production and injection well field could be drilled to provide the balance of the geothermal fluid for the second plant to make a total 27-megawatt development. Drilling is scheduled to begin in 2008, with commercial operations of the twin plants expected in late 2010 or early 2011 depending on the availability of financing, permitting timetables and transmission issues. An estimated US$10 million transmission upgrade may be required to allow the full electrical output of the project to be delivered to customers. Project transmission studies will be commissioned with Sierra. The buyer of the project’s planned power output has not yet been determined but discussions have been initiated with interested parties and management believes there is significant opportunity to market this power.

The information provided in this report may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding potential energy resources and projects, the potential benefits of the acquisition and performance estimates and development possibilities for Empire and Granite Creek. These statements are based on U.S. Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described, including the possibility that third party claims against the Transaction assets may result in additional costs to U.S. Geothermal, the need for additional financing, the uncertainties as to estimates and assumptions relied upon in the Petty/Trexler report and by management in assessing the potential of the Empire project, and the risks related to the exploration and development of geothermal resources. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

Item 3.02 Unregistered Sales of Equity Securities

On April 28, 2008, U.S. Geothermal Inc. completed a private placement of 6,382,500 Units at a price of Cdn$2.35 per Unit for an aggregate gross proceeds to the Company of Cdn$14,998,875.00. Each Unit consisting of one share of common stock of the Company and one-half of a common stock purchase warrant. Each whole common share purchase warrant entitles the holder to acquire one share of common stock of the Company for US$3.00 for 24 months from closing. The sale of the shares was pursuant to the exemption from registration provided under Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended.

Clarus Securities Inc., Toll Cross Securities Inc. and Loewen Ondaatje McCutcheon Limited have been paid an aggregate cash fee of Cdn$854,932.50, representing 6% of the aggregate gross proceeds of the offering, less US$45,000, and have been issued broker warrants to purchase up to 191,475 share of common stock of the Company at US$2.34 exercisable for 24 months.

In connection with the offering, the Company agreed to file a registration statement with the Securities and Exchange Commission as soon as practicable following closing and use commercially reasonable efforts to cause it to become effective and remain effective for two years. In the event the registration statement is not effective by September 29, 2008, the purchasers are entitled to receive as liquidated damages 0.1 shares of common stock for each Unit purchased in the offering.

The proceeds of the private placement will be used to complete the acquisition of assets from Empire Geothermal Power LLC, as described in Item 2.01, and for working capital and general corporate purposes.

In connection with this Transaction, the Company has also negotiated to reduce an existing third party royalty from 12.5% to 1.75% of the gross power plant revenue associated with the existing production wells under a primary geothermal lease. The royalty rate reduction applies to the existing 3.6-megawatt power plant and any future development on the private lease, and is effective at the time of the second closing. In exchange, the Company has issued 290,000 shares of its common stock to the lessor, The Kosmos Company. The shares will not be registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

Upon completion of the private placement and the issuance to The Kosmos Company, the Company had 62,011,753 shares issued and outstanding.

Item 7.01 Regulation FD Disclosure

On April 28, 2008, the Company issued a press release announcing that it had completed a private placement of 6,382,500 Units at a price of Cdn$2.35 per Unit. A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.1.

On April 30, 2008, the Company issued a press release announcing that it had completed the second closing in the asset purchase transaction announced in a press release on April 1, 2008. In the transaction the Company acquired a 3.6-megawatt operating geothermal power plant and approximately 28,358 acres (44.3 square miles) of geothermal energy leases and certain ground water rights all located north of Reno Nevada. A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.2.

Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 and the press release included as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

The financial statements and registered independent accounting firm’s reports required to be filed by this item will be filed with the Securities and Exchange Commission as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro-forma financial information required to be filed by this item will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits

10.1	Underwriting Agreement dated April 28, 2008 between the Company and Clarus Securities Inc., Toll Cross Securities Inc. and Loewen Ondaatje McCutcheon Limited

10.2	Form of Subscription Agreement

10.3	Form of Warrant

10.4	Form of Broker Warrant

10.5	Asset Purchase Agreement dated as of March 31, 2008 among U.S. Geothermal, Inc. an Idaho corporation, Empire Geothermal Power LLC and Michael B. Stewart (incorporated by reference to Exhibit 99.1 to the Form 8-K filed April 7, 2008)

10.6	Water Rights Permits Purchase Agreement dated as of March 31, 2008 between Michael B. Stewart and U.S. Geothermal, Inc., an Idaho corporation (incorporated by reference to Exhibit 99.2 to the Form 8-K filed April 7, 2008)

99.1	Copy of Press Release Issued April 28, 2008

99.2	Copy of Press Release Issued May 1, 2008

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 1, 2008	U.S. Geothermal Inc.

By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer